STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made and entered into to be effective as of June 16, 1998 (the "Effective Date") by and between DA Group Holdings Inc. (the "Seller") and Anterra Property Investors VIII, Inc. (the "Purchaser").

                                    RECITALS

     The Seller currently owns all 1,000 shares of the common stock which are issued and outstanding at $1.00 par value per share (collectively, the "Shares") of SM7 Apartment Investors, Inc., a Texas corporation (the "Company"), which was formerly known as Shearson Apartment Investors XIV, Inc.

     The Purchaser is an affiliate of a general partner of Crozier Partners VII, Ltd. ("Crozier").

     The Company, Crozier and Murray Realty Investors VII, Inc. ("Murray") are general partners of S/M Real Estate Fund VII, LTD., a Texas limited partnership (formerly known as Murray Growth Properties VII, Ltd; the "Partnership"), formed to invest in certain garden apartment complexes in the Southwestern and Southern areas of the United States (the "Properties").

     The Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the Shares on the terms and conditions set forth herein. This purchase of the Shares includes the purchase of all rights, title, and interests of the Seller in the name "SM7 Apartment Investors, Inc."

                                   AGREEMENT

     In consideration of the mutual covenants and agreements here inafter set forth, the parties to this Agreement agree as follows:

1. Sale and Purchase of the Shares. Subject to the terms and conditions set forth in this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Shares at a price of $30 per share for total consideration of $30,000 (the "Consideration") payable at Closing (as herein defined).

2.   Closing; Delivery; Voting Rights.

     (a) The Closing. The closing of the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall be effective as of June 16, 1998 (the "Closing Date").

     (b) Delivery. At the Closing, the Seller shall cause to be delivered to the Purchaser the following documents;

          (i) Shares. A certificate or certificates evidencing the Shares with stock power duly endorsed to the Purchaser as of the Closing Date;

          (ii) Certified Resolutions. A certified copy of the resolutions of the Board of Directors of the Seller authorizing and approving the consummation of the sale of Shares contemplated by this Agreement;

          (iii) Articles; By-Laws. A copy of the By-Laws of the Company certified by the Secretary of the Company, and a copy of the Articles of Incorporation of the Company, together with a copy of the amendment
thereto,  each  with  a  copy  of   the certification  by the Secretary of
State of Texas, and  certified by the Secretary of the Company;

          (iv) Incumbency Certificate. Incumbency certificates relating to each person executing any document executed and delivered to Purchaser pursuant to the terms hereof; and

          (v)     Other   Documents.     All   other   documents, instruments
or writings required to be delivered to Purchaser at or prior to the Closing pursuant to this Agreement.

     (c) Voting Rights. The Purchaser shall have full voting rights with respect to the Shares following delivery thereof, and payment by Purchaser of Consideration therefor.

3.   Representations and Warranties .

     (a) Title to Shares. The Seller represents that (i) the Seller is the sole holder of record and beneficial owner of the Shares, and (ii) upon delivery of the Shares to the Purchaser, and Purchaser's payment of Consideration therefor, on the Closing Date, the Purchaser shall acquire full legal and beneficial ownership of the Shares free of all claims.

     (b) Sole Owner of All Shares. The Seller represents that (i) the Seller is the sole holder of record and beneficial owner of all the issued and outstanding shares of any class or series of the Company, including, but not limited to, common stock, preferred stock, convertible securities and options issued and outstanding, (ii) there are no options, rights to purchase or first refusal rights regarding any shares of any class or series, and (iii) upon delivery of the Shares to the Purchaser on the Closing Date, the Purchaser shall own all the issued and outstanding shares of any class or series of the Company.

     (c)  Corporate Powers. The Seller represents as follows:

          (i) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas;

          (ii) Power. The Company has all requisite power and authority to carry on its business as and where such is now being conducted;

          (iii) Qualification. The Company is duly licensed or qualified to do business and is in good standing in New York; and

          (iv)  Subsidiaries.  There are no subsidiaries  of  the Company.

     (d) Organization of the Parties. The Seller represents that the Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser represents that the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

      (e)  Power of the Parties.  The Seller represents that  the Seller  has
all  requisite  power and authority  (corporate  and other),   licenses,
registrations,  authorizations,   consents, notices of intent, and approvals to
own shares of and operate the Company, including, without limitation, to enter into this Agreement and any other documents and instruments to be executed and delivered by the Seller pursuant hereto and to carry on the
transactions  contemplated  hereby and  thereby.   The  Purchaser represents
that  the  Purchaser  has  all  requisite  power  and authority,  license,
registrations,  authorizations,   consents, notices of intent, and approvals to
enter into this Agreement and to carry on the transactions contemplated hereby and thereby.

     (f) Capacity of the Parties; Execution of Agreement. The Seller and Purchaser each represents that (i) the execution and delivery of this Agreement and any other documents and instruments to be executed and delivered by the respective parties pursuant hereto and the consummation of the transaction contemplated hereby and thereby have been duly authorized by the Board of Directors of such respective parties, (ii) no other or further corporate act or proceeding on the part of the respective parties is necessary to authorize this Agreement or any other documents and instruments to be executed and delivered by such respective parties pursuant hereto or the consummation of the transaction contemplated hereby and thereby, and
(iii)  this Agreement and any and all related instruments have been duly  and
validly   executed  and  delivered  by  respective  parties   and constitute
the  legal,  valid and  binding  agreements  of  such respective parties.

     (g) Disclosure. The Seller and Purchaser each represents that no representation or warranty made by the respective parties in this Agreement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements and facts contained herein, in light of the circum stances in which they were made, not false or misleading.

     (h) Other Operations. The Seller represents that the Company's only business is acting as a general partner for the Partnership.

     (i)   Litigation.   The Seller represents that,  except  for that  certain
litigation filed in the State of Delaware in which the Company, among others, is named as defendant relating to actions or omissions to act of Company or its affiliates (other than the Partnership) in its capacity as general partner in violation of fiduciary duties and/or applicable common law, and as selling agent in violation of any applicable securities laws with respect to the offer and sale of the limited partnership interests of the Partnership (the "Delaware Litigation"), there is no action, suit, arbitration, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller, the Company or any parent, subsidiary or affiliate thereof, including, but not limited to, any partnership or limited partnership (the "Affiliates") which would, in any adverse way affect or encumber the Shares, including, but not limited to, any action, suit, proceeding or investigation, pending or, to the best of Seller's knowledge, threatened, which questions the validity of this Agreement or the right of the Seller to enter into it, or which might result in any adverse affect to the Seller's good and marketable title to the Shares.

     (j)       Financial Statements.   The Seller represents that attached  as
Exhibit A are (i) the financial statements of the Company consisting of balance sheets of the Company as of November 30, 1995, 1996, 1997 and the Closing Date prepared in accordance with GAAP (the "Company Balance Sheets"), which fairly represent the assets, liabilities and financial position and the results of operations of the Company as of the respective dates indicated therein; (ii) statements of income and expense of the Company for the years
ended November  30, 1995, 1996  and  1997 (the   "Company  I/E") (collectively,
the  "Company   Financial Statements");  (iii) the financial statements of the
Partnership consisting of balance sheet of the Partnership as of December 31, 1997 prepared in accordance with GAAP (the "Partnership Balance Sheet"), which fairly represent the assets, liabilities and financial position and
the  results  of  operations   of   the Partnership as of the date indicated
therein; and (iv) statements of income and expense of the Partnership for the years ended December 31, 1997 (the "Partnership I/E") (collectively, the "Partnership Financial Statements");

     (k) Liabilities. Except as disclosed herein, the Seller represents that the Company has no liabilities or obligations joint or individual (whether absolute, accrued or contingent, and whether or not determined or determinable), of a character which should be accrued, shown or disclosed on the Company Financial Statements.

     (l)   No  Violation  of Agreement of the  Partnership.   The Purchaser and
the Seller represent that this Agreement, when duly executed   and  delivered
by the Purchaser and the Seller, respectively, and the consummation of the transaction contemplated herein, shall not constitute a violation
of  any portion   of  the  Agreement  of  Limited  Partnership   of   the
Partnership,  amended  as  of June 6,  1983  and  any  subsequent amendments
thereto (collectively, the "Partnership  Agreement"), including,   but   not
limited   to   Article   XII-Retirement, Registration,   Removal,  Bankruptcy,
Insolvency, Dissolution, Insanity or Death of a General Partner. To be valid and binding, the Purchaser and the Seller each represents that this Agreement does not require the approval of the limited partners or any other general partners of the Partnership.

     (m) Conflicts. Except as disclosed herein, if any, the Seller represents that, neither the execution and delivery of this Agreement, nor the performance of the transaction contem plated hereby by the Seller, will
(i) result in the creation or imposition of any liens in favor of any third party or entity upon any of the Shares or the Company; (ii) to the best of Seller's knowledge, violate any law, statute, judgment, decree, order, rule or regulation of any federal, state or local governmental entities or municipality or subdivision thereof or any authority, department, commission, board, bureau, agency, court or instrumentality applicable to the Seller, the Company, or the Partnership; (iii) violate any corporate
document of  the Company,   including  but  not  limited  to   the   Articles
of Incorporation and the By-Laws; (iv) constitute an event which, to the best of the Seller's knowledge, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of any adverse claim with respect to the Shares, the Company, or the Partnership; or (v) violate the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933 (the "Securities
Act")  or  applicable  state  securities  and  "Blue  Sky"   laws
(collectively, "Securities Laws").

     (n) Tax Matters. Except as otherwise set forth herein, the Seller represents that (i) all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Company have been timely filed and the taxes thereon fully paid, directly or indirectly; (ii) the Company has duly withheld and paid all taxes, if any, which they are required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of the Company; (iii) to the best of its knowledge, the Company and the Partnership have not received any notice of underpayment of taxes or other deficiency which has not been paid and there
are outstanding no agreements or   waivers   extending  the  statutory  period
of limitations applicable to any tax return or report required to have been filed by the Company; and (iv) no deficiency or adjustment in respect of any tax that was assessed against the Company or, to the best of its knowledge, the Partnership that might result in a lien on any assets of the Company or the Partnership, as applicable, remains unpaid and no claim, assessment or audit is pending or threatened with respect to any tax whose assessment might result in a lien on any of the assets of the Company or the Partnership.

     (o) Securities and Management Duties. The Purchaser will be solely responsible for all filings and disclosures as required by Securities Laws or other applicable laws as a result of and following these transactions with
respect  to  the   Company, Partnership  or  the  Properties,  and  Seller
shall   have   no responsibility  relating thereto, including, without
limitation, filing any tax returns. In addition, Seller shall have no further responsibility for any administrative or management duties with respect to the Company, Partnership or the Properties subsequent to the Closing Date, which shall be assumed by the Purchaser or its Affiliate. Without limiting the generality of the foregoing, Seller shall have no obligation with respect to any deficit of Company's general partner's capital account relating to the Partnership whether accrued prior to, on or following the Closing Date.

     (p) Absence of Certain Changes. Except as otherwise set forth herein, the Seller represents that (i) there has not been any material change in the Company's accounting principles, practices or methods during the periods covered in the attached Company Financial Statements, and (ii) the Company has conducted its business only in the ordinary course of such business as set
forth  Section  3  (h)  above.   The  Seller  and  the  Purchaser represent  to
each other that, to the best of their respective knowledge, (1) there has not been any material change in the Partnership Balance Sheet from the date thereof till the Closing Date, (2) there has not been any material change in the Partnership I/E from the date thereof till the Closing Date, and (3) there has not been any material change in the Partnership's liabilities from those represented in the Partnership Financial Statements.

     (q) Books and Records. The Seller represents that the books of account and other financial records of the Company are in all material respects true, complete and correct, have been maintained in accordance with good business practices and are accurately reflected in all material respects in the Company Financial Statements.

     (r)   Partnership Cash.  The Purchaser acknowledges that  it has inspected
and  accepted  the books  of  account  and  other financial   records   of  the
Partnership,  including,   without limitation,  the  level of unrestricted and
restricted  cash  and cash equivalents.

     (s)   Labor Matters.  The Seller represents that the Company is   not
party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization, there is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the Seller, threatened against the Company relating to its business, and the employees of the Company, if any, will not be employed by the Company after the sale of Shares to the Purchaser.

     (t)    Related  Party  Transactions.  The Seller  represents that,   to
the  best  of  Seller's  knowledge,  there   are   no arrangements, agreements
or contracts entered into by the Company with (i) any consultant, and (ii) any person who is an officer, director, partner or Affiliate of the Company, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate.

     (u) Contracts and Commitments. The Seller represents that, except as noted in Exhibit B, (i) there are no notes or other material obligations of the Company ; (ii) there are no notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the assets of the Company; and
(iii) there are no commitments entered into by the Company which may result in total payments or liability in excess of $100.

      (v)    Consents.  The Seller and Purchaser each  represents that   (i) it
has obtained all consents required for this transaction to be duly and validly executed and delivered by the respective parties and to constitute the legal, valid and binding agreements of the each such party, enforceable against said party in accordance with their respective terms; (ii) there are no consents required for these Representations and Warranties of the respective parties contained in this Section 3 to be true and correct in all material
respects; and (iii) it is not  aware  of any   consents  required  under  the
Partnership  Agreement   in connection with the sale of Shares hereunder.

     (w) Investment Intent. The Purchaser represents and warrants to Seller that the Shares are being acquired by the Purchaser solely for its own account, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of the Shares except in accordance with applicable federal and state securities laws.

     (x) Sophistication. The Purchaser represents and warrants to Seller that the Purchaser is able to bear the economic risk of an investment in the Shares and can afford to sustain a total loss on such investment, and that the Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with the purchase of the Shares.

     (y) Illiquidity. The Purchaser understands that there is no public market for the Shares and that there may never be such a public market, and that even if a market develops, it may never be able to sell or dispose of the Shares and may thus have to bear the risk of its investment for a substantial period of time, or forever.

       (z) Waiver by Fannie Mae ("FMNA"). The Purchaser represents and warrants to Seller that Purchaser has obtained waiver by FMNA of any fees regarding any loan to the Partnership which may otherwise result from the transaction covered hereby ("FMNA Waiver").

      (aa) Broker's and Finder's Fee.    The Seller and Purchaser each
represents and warrants that it has not employed any broker, finder, advisor or intermediary in connection with the transaction contemplated by this Agreement that would be entitled to a broker's, finder's or similar fee or commission in connection therewith.

4. Conditions to Obligations of the Purchaser. The obligation of the Purchaser to purchase and pay for the Shares and the other obligations of the Purchaser under this Agreement are subject to the fulfillment at or prior to the Closing of the following conditions, any of which may be waived in whole or in part in a writing executed by the Purchaser:

     (a) Representations and Warranties. On the Closing Date, the representations and warranties of the Seller set forth in this Agreement shall be true and correct in all material respects.

     (b)   Performance.   The  Seller shall  have  performed  and complied   in
all   respects  with  all  material   agreements, obligations  and conditions
contained herein which were  required to be performed or complied with by the
Seller prior to or at the Closing,   including  the  delivery  of  the  closing
documents specified in Section 2(b).

     (c) Contemporaneous Transactions. Prior to or contemporan eously with the Closing, the Seller shall sell the Shares to the Purchaser.

     (d)   Company Financial Statements.   The Company  Financial Statements
shall reflect $0 of total cash, assets, liabilities and equity as of the Closing Date.

5.    Conditions  to the Obligations of the Seller.   The  obliga tions  of the
Seller under this Agreement are subject to the fulfillment by the Purchaser, at or prior to the Closing, of the following conditions, any of which may be waived in whole or in part in a writing executed by the Seller:

     (a) Representations and Warranties. On the Closing Date, the representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects, which shall be deemed reaffirmed as of such date, unless otherwise disclosed in writing to Seller prior thereto.

     (b) Performance. The Purchaser shall have performed and complied in all respects with all material agreements, obliga tions and conditions contained herein which were required to be performed or complied with by the Purchaser prior to the Closing, and delivered a duly executed FMNA Waiver to Seller prior to the Closing.

     (c)     Contemporaneous   Transactions.    Prior    to    or
contemporaneously with the Closing, the Purchaser shall have delivered the Consideration to Seller.

6.   Indemnification

     (a)   Indemnification  by Seller.   The  Purchaser  and  the Seller agree
that the Seller shall promptly indemnify, defend and hold harmless the Purchaser and the Company, all stockholders, officers and directors thereof (collectively, the "Investor Group"), from and against all damages, losses and reasonable out-of-pocket expenses (including, but not limited to,
attorneys' fees,   court   costs,  statutory  damages,  pecuniary   damages,
exemplary   damages,   penalties  and  any   other   obligations)
(collectively, "Losses") caused by or arising out of any breach or inaccuracy of any of the representations, warranties or agreements of the Seller contained in this Agreement or in any exhibit, schedule or closing document delivered pursuant hereto. Further, Seller will indemnify the Company and Purchaser for all Losses resulting from any act or omission, whether known or unknown, of the Company that accrued in whole or in part prior to the Closing Date, including, but not limited to, the Delaware Litigation; provided that in no event shall Seller have any obligation to indemnify
the  Company  or  Purchaser  for   any liabilities of Purchaser and/or any of
its Affiliates accruing or existing on or prior to the Closing Date, and provided further that Seller retain all rights, if any, outside the provisions of this Agreement, to seek and obtain contribution and indemnity from Purchaser or the Partnership.

     (b) Existing Litigation. Seller agrees to continue the obligation of defending and/or settling, at its sole control, direction, cost and expense the Delaware Litigation. Upon written request of the Purchaser, the Seller agrees to use all commercially reasonable efforts to notify the Purchaser within thirty (30) days of receipt of such notice, as to any material events or developments occurring within the Delaware Litigation which may have a material impact on the Partnership or the Purchaser.

     (c)   Indemnification  by Purchaser.   The  Purchaser  shall promptly
indemnify, defend and hold harmless the Seller, its affiliated entities, and all stockholders, officers and directors of each of the foregoing (collectively, the "Seller's Investor Group") from and against all Losses
caused by or arising  out  of any   breach   or  inaccuracy  of  any  of  the
representations, warranties or agreements of the Purchaser contained in this Agreement or in any exhibit, schedule or closing document delivered pursuant hereto. Further, Purchaser will indemnify the Seller's Investor Group for all Losses resulting from any act or omission, whether known or unknown, of the Company or the Partnership or arising out of the Properties that accrued in whole or in part on or subsequent to the Closing Date, provided that in no event shall Purchaser have any obligation to indemnify the Seller Investor Group for any liabilities of Seller or Company accruing or existing on or prior to the Closing Date, and provided further that Purchaser retain all rights, if any, outside the provisions of this Agreement, to seek and obtain contribution and indemnity from Seller or the Partnership.

     (d) Cure Period. Prior to Seller or Purchaser being obligated to indemnify (the "Indemnifying Party") another party hereunder (an "Indemnified Party") with respect to breach or inaccuracy of a warranty, representation or a covenant of the Indemnifying Party, the Indemnified Party shall provide notice to the Indemnifying Party stating in reasonable detail the nature of the asserted breach or inaccuracy of representation, warranty or covenant, whereupon the Indemnifying Party shall have 90 days in which to cure such breach or inaccuracy. The Indemnifying Party shall not be deemed to have breached or made an inaccurate representation, warranty or covenant if same is cured within such period of time.

     (e)   Indemnified Claims.   Subject to Section 6 (d)  above, any  claim
for indemnity under this Section 6 shall be made by a written notice from the Indemnified Party to the Indemnifying Party specifying in reasonable detail the basis of such claim. The Indemnifying Party shall thereafter assume the sole defense and/or settlement of such claim, and the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party in connection
therewith,   including,   without   limitation,   the    Delaware Litigation.
In the event the Indemnified Party shall incur any out-of-pocket expenses at the request of or with the approval of the Indemnifying Party in connection with an indemnified claim hereunder, the Indemnifying Party shall promptly
pay   the Indemnified  Party for such expenses upon receipt  of  supporting documents therefor.

     (f)   Books  and  Records of the Partnership.    During  and until the
conclusion of any litigation subject to indemnification provisions above, including, but not limited to, the Delaware Litigation, where Seller or any of its Affiliates (including, without limitation, LB I Group or Lehman Brothers Inc.) are defendants, Seller or such Affiliate, their respective counsel, accountants and agents shall have reasonable access during normal business hours upon advance notice to the records of the Partnership for the purposes of defending such litigation. Except in connection with such litigation, Seller agrees not to interfere with the operations of the
Partnership   or   the Purchaser, nor disclose or use any confidential
information  with respect  to  any  confidential information with  respect  to
the Partnership.   In addition, prior to transferring  or  destroying any books and records of the Partnership within Purchaser's (or any of its Affiliates') control, the Purchaser agrees to first notify Seller or its Affiliate in each instance, and upon request of Seller of its Affiliate, the Purchaser will (i) in the case where such notice contemplates destroying such books and records, transfer same to Seller or its Affiliate, and (ii) in the case where such notice contemplates transferring such books and records to an unrelated entity of Purchaser, photocopy same at the expense of Seller and forward them to Seller or its Affiliate.

7.   Miscellaneous Provisions.

     (a) Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given (i) on the day of delivery, if delivered in person, or (ii) three business days after mailed, if sent by United States mail, certified or registered, with return receipt requested:

          (1)  if to the Purchaser to:

                    Richard E. Hoffmann
                    Anterra Property Investors VIII, Inc.
                    5520 LBJ Freeway, Suite 500
                    Dallas, Texas 75240

          (2)  if to the Seller to:

                    Rocco F. Andriola
                    Vice President
                    D.A. Group Holdings, Inc.
                    Three World Financial Center
                    New York, NY 10285

or at such other address as may have been furnished by such party in writing to the other party.

          (b)    Severability  and  Governing  Law.   Should  any Section  or
any part of a Section within this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement and such invalid term, clause or provision shall be deemed to have been deleted from this Agreement. The parties hereto agree, however, to agree upon an equitable amendment to this Agreement if a substantive provision is so affected. This Agreement shall be deemed to be made and entered into in the State of Delaware, and the laws of the State of Delaware shall govern the validity and interpretation hereof and the performance by the parties hereto of their respective duties and obligations hereunder.

          (c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (d) Captions and Section Headings. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

          (e) Singular and Plural, Etc. Whenever a singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

          (f) Costs and Attorneys' Fees. In the event that any action, suit, or other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover from the non-prevailing party all of such party's costs and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or
petitions therefrom.   As  used herein, "prevailing party" shall  mean  the
party entitled to recover its cost of such action, suit or proceeding, whether or not the suit proceeds to final judgment, and as used herein,
"attorneys' fees" shall mean the  full  and actual   costs  of  any  legal
services  actually  rendered   in connection with the matters involved,
calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

          (g) Successors and Assigns. All rights, covenants and agreements of the parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure to the benefit of their respective successors and assigns.

          (h) Amendments and Waivers. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of all of the parties to this Agreement.

          (i)   Survival of Representations and Warranties.   All
representations  and  warranties of each party  contained  herein shall survive
for  a period of one (1) year after  the  Closing Date.   All  indemnification
provisions and other terms which should by their nature survive the Closing shall survive the Closing Date to the extent permitted by applicable law.

          (j) Entire Agreement. This Agreement contains the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein or therein.

          (k) Exhibits and Schedules. Exhibits A and B attached hereto are incorporated herein by reference.

          (l) Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing upon any breach or default under this Agreement shall impair any such right, power or remedy nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other
breach  or  default  theretofore or  thereafter  occurring.   Any waiver,
permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

PURCHASER:                                     SELLER:

ANTERRA  PROPERTY  INVESTORS VIII, INC.        DA GROUP HOLDINGS INC.


_________________________________    ________________________________
Name:                                Name:
Title:                               Title:

Date: May ___, 1998                  Date: May ___, 1998



                                   Exhibit A
                                (to be attached)

     (i) financial statements of the Company consisting of balance sheets of the Company as of December 31, 1995, 1996, 1997 and the Closing Date;

    (ii) statements of income and expense of the Company for the years ended December 31, 1995, 1996 and 1997;

   (iii) financial statements of the Partnership consisting of balance sheet of the Partnership as of December 31, 1997; and

    (iv) statements of income and expense of the Partnership for the years ended December 31, 1997.


                                   Exhibit B

                                (to be attached)

                               Company Contracts